UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - March 20, 2023

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 S. Mint Street, Charlotte, NC	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 627-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share*	HON	The Nasdaq Stock Market LLC
0.000% Senior Notes due 2024	HON 24A	The Nasdaq Stock Market LLC
2.250% Senior Notes due 2028	HON 28A	The Nasdaq Stock Market LLC
0.750% Senior Notes due 2032	HON 32	The Nasdaq Stock Market LLC
4.125% Senior Notes due 2034	HON 34	The Nasdaq Stock Market LLC

*   The common stock is also listed on the London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

364-Day Credit Agreement

On March 20, 2023, Honeywell International Inc. (“Honeywell”) entered into a 364-Day Credit Agreement (the “364-Day Credit Agreement”) with the banks, financial institutions and other institutional lenders party thereto, Bank of America, N.A. (“Bank of America”), as administrative agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents.

The 364-Day Credit Agreement provides for revolving credit commitments in an aggregate principal amount of $1.5 billion and is maintained for general corporate purposes. Amounts borrowed under the 364-Day Credit Agreement are required to be repaid no later than March 18, 2024, unless (i) Honeywell elects to convert all then outstanding amounts into a term loan, upon which such amounts shall be repaid in full on March 18, 2025, or (ii) the 364-Day Credit Agreement is terminated earlier pursuant to its terms. The 364-Day Credit Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the 364-Day Credit Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the 364-Day Credit Agreement. Such events of default include, among other things, (a) non-payment of 364-Day Credit Agreement debt, interest or fees; (b) non-compliance with the terms of the 364-Day Credit Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds under the 364-Day Credit Agreement if any person or group acquires beneficial ownership of 50 percent or more of Honeywell’s voting stock, or during any twelve-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board of directors was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, advances under the 364-Day Credit Agreement would be (1) a “Base Rate Advance” denominated in U.S. Dollars and would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), or (2) a “Term Rate Advance” denominated in U.S. Dollars or in Euros and would bear interest at either the Alternative Currency Term Rate (defined as EURIBOR subject to a floor of zero) or Term SOFR (defined as the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited and published on the applicable Reuters screen page plus 0.10% per annum subject to a floor of zero), in each case, plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Bank of America in New York, New York, from time to time, as Bank of America’s “prime rate”, (b) the federal funds rate (subject to a floor of zero) plus 1/2 of 1%, and (c) Term SOFR plus 1.00%. The Applicable Margin for Term Rate Advances is based on Honeywell’s credit default swap mid-rate spread subject to a floor and cap based on Honeywell’s Public Debt Rating (as defined below). The Applicable Margin for Base Rate Advances is 100 basis points lower than the Applicable Margin for Eurocurrency Rate Advances, subject to a floor of 0.00%. The 364-Day Credit Agreement contains customary successor rate provisions.

Honeywell has agreed to pay a commitment fee on the aggregate amount of each lender’s unused commitment for the 364-Day Credit Agreement, based upon a grid determined by reference to Honeywell’s non-credit enhanced long-term senior unsecured debt rating (the “Public Debt Rating”), in an amount equal to 0.020% per annum if Honeywell’s Public Debt Rating is at a level of at least AA- by Standard & Poor’s, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”), or Aa3 by Moody’s Investors Service, Inc. (“Moody’s”) (“Fee Level 1”), with a step-up to (i) 0.030% per annum if Honeywell’s Public Debt Rating is lower than Fee Level 1 but at least A+ by Standard & Poor’s or A1 by Moody’s (“Fee Level 2”), (ii) 0.040% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 2 but at least A by Standard & Poor’s or A2 by Moody’s (“Fee Level 3”), (iii) 0.050% per annum if Honeywell’s Public Debt Rating level is lower than Fee Level 3 but at least A- by Standard & Poor’s or A3 by Moody’s (“Fee Level 4”), and (iv) 0.075% per annum if Honeywell’s Public Debt Rating level falls below Fee Level 4. The 364-Day Credit Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the 364-Day Credit Agreement).

The foregoing description of the 364-Day Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 364-Day Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

5-Year Credit Agreement

On March 20, 2023, Honeywell entered into an Amended and Restated Five Year Credit Agreement (the “5-Year Credit Agreement”) with the banks, financial institutions, and other institutional lenders party thereto, Bank of America, N.A., as administrative agent, Bank of America, N.A., as swing line agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents.

The 5-Year Credit Agreement provides for revolving credit commitments in an aggregate principal amount of $4.0 billion and is maintained for general corporate purposes. Commitments under the 5-Year Credit Agreement can be increased pursuant to the terms of the 5-Year Credit Agreement to an aggregate amount not to exceed $4.5 billion. The 5-Year Credit Agreement amends and restates the previously reported $4.0 billion amended and restated five-year credit agreement dated as of March 24, 2022 (the “Prior Agreement”). No borrowings were outstanding at any time under the Prior Agreement. The 5-Year Credit Agreement includes a sublimit for the potential issuance of multi-currency letters of credit and a sublimit for swing line advances, in each case in amounts equivalent to the commitments of the revolving credit lenders thereunder.

The 5-Year Credit Agreement has substantially the same material terms and conditions as the Prior Agreement with an extension of maturity. Any amounts borrowed under the 5-Year Credit Agreement are required to be repaid no later than March 20, 2028, unless such date is extended pursuant to the terms of the 5-Year Credit Agreement.

The 5-Year Credit Agreement does not restrict Honeywell’s ability to pay dividends, nor does it contain financial covenants. The failure of Honeywell to comply with customary conditions or the occurrence of customary events of default contained in the 5-Year Credit Agreement would prevent any further borrowings and would generally require the repayment of any outstanding borrowings under the 5-Year Credit Agreement. Such events of default include, among other things, (a) non-payment of the 5-Year Credit Agreement debt, interest or fees; (b) non-compliance with the terms of the 5-Year Credit Agreement covenants; (c) cross-default with other material debt in certain circumstances; (d) bankruptcy or insolvency; and (e) defaults on certain obligations under the Employee Retirement Income Security Act of 1974. Additionally, each of the lenders has the right to terminate its commitment to lend additional funds or issue additional letters of credit under the 5-Year Credit Agreement if any person or group acquires beneficial ownership of 50 percent or more of Honeywell’s voting stock, or during any twelve-month period, individuals who were directors of Honeywell at the beginning of the period cease to constitute a majority of the board of directors, except to the extent individuals who at the beginning of such twelve-month period were replaced by individuals (x) whose election or nomination to the board was approved by a majority of remaining members of the board of directors at the time of such election or nomination, or (y) who were nominated by a majority of the remaining members of the board of directors at the time of such election or nomination and subsequently elected as directors by shareowners of Honeywell.

At Honeywell’s option, revolving credit borrowings under the 5-Year Credit Agreement would be (1) a “Base Rate Advance” denominated in U.S. Dollars and would bear interest at the Base Rate (as defined below) plus the Applicable Margin (as described below), (2) a “Term Rate Advance”, (i) if denominated in U.S. Dollars, a “Term SOFR Advance” that would bear interest at Term SOFR (as defined above) and (ii) if denominated in Euros or Japanese Yen, an “Alternative Currency Term Rate Advance” that would bear interest at the applicable Alternative Currency Term Rate (defined as (x) EURIBOR in the case of Alternative Currency Term Rate Advances denominated in Euros and (y) TIBOR in the case of Alternative Currency Term Rate Advances denominated in Japanese Yen, and in each case, subject to a floor of zero), and in each case, plus the Applicable Margin or (3) a “Alternative Currency Daily Rate Advance” denominated in Pounds Sterling and would bear interest at the Alternative Currency Daily Rate (defined as SONIA plus 0.0326% per annum subject to a floor of zero), plus the Applicable Margin. The Base Rate is the highest of (a) the rate of interest announced publicly by Bank of America in New York, New York, from time to time, as Bank of America’s “prime rate”, (b) the federal funds rate (subject to a floor of zero) plus 1/2 of 1%, and (c) Term SOFR plus 1.00%. The Applicable Margin for Eurocurrency Rate Advances is based on Honeywell’s credit default swap mid-rate spread subject to a floor and a cap based on

Honeywell’s Public Debt Rating. The Applicable Margin for Base Rate Advances is 100 basis points lower than the Applicable Margin for Eurocurrency Rate Advances, subject to a floor of 0.00%. The 5-Year Credit Agreement contains customary successor rate provisions.

Honeywell has agreed to pay a commitment fee on the aggregate amount of each lender’s unused commitment for the 5-Year Credit Agreement, based upon a grid determined by reference to Honeywell’s Public Debt Rating, in an amount equal to 0.045% per annum if Honeywell’s Public Debt Rating is at a level of AA- by Standard & Poor’s or Aa3 by Moody’s (“Level 1”), with a step-up to (i) 0.050% per annum if Honeywell’s Public Debt Rating level is lower than Level 1 but at least a level of A+ by Standard & Poor’s or A1 by Moody’s (“Level 2”), (ii) 0.070% if Honeywell’s Public Debt Rating level is below Level 2 but at least A by Standard & Poor’s or A2 by Moody’s (“Level 3”), (iii) 0.090% if Honeywell’s Public Debt Rating level below Level 3 but at least A- by Standard & Poor’s or A3 by Moody’s (“Level 4”), and (iv) 0.110% per annum if Honeywell’s Public Debt Rating level below Level 4. The 5-Year Credit Agreement is not subject to termination based upon a decrease in Honeywell’s debt ratings or as a result of a Material Adverse Change (as defined in the 5-Year Credit Agreement).

The foregoing description of the 5-Year Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 5-Year Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On March 20, 2023, Honeywell terminated the commitments under its $1.5 billion 364-day credit agreement dated as of March 24, 2022, among Honeywell, the lenders party thereto and Bank of America, N.A., as administrative agent. No borrowings were outstanding at any time under such credit agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the 364-Day Credit Agreement and the 5-Year Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	364-Day Credit Agreement, dated as of March 20, 2023, among Honeywell International Inc., the banks, financial institutions, and other institutional lenders parties thereto, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agent.

10.2	Amended and Restated Five-Year Credit Agreement, dated as of March 20, 2023, among Honeywell International Inc., the banks, financial institutions, and other institutional lenders parties thereto, Bank of America, N.A., as administrative agent and as swing line agent and JPMorgan Chase Bank, N.A., and Wells Fargo Bank, National Association, as syndication agents.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2023	Honeywell International Inc.

	By:	/s/ Anne T. Madden
Anne T. Madden Senior Vice President and General Counsel